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                                                                       EXHIBIT 5

                                 August 4, 2003

Board of Directors
Marten Transport, Ltd.
129 Marten Street
Mondovi, Wisconsin  54755

Ladies and Gentlemen:

      We have acted as counsel to Marten Transport, Ltd., a Delaware corporation (the "Company"), in connection its registration, pursuant to the Company's registration statement on Form S-2, File No. 333-107367 (as amended, the "Registration Statement"), of (i) 2,700,000 shares (the "Company Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), to be offered and sold by the Company, including 225,000 shares of Common Stock that may be offered and sold by the Company upon exercise of an underwriters' over-allotment option described in the prospectus (the "Prospectus") which forms a part of the Registration Statement, and (ii) 750,000 shares (the "Selling Stockholder Shares") of the Company's Common Stock to be offered and sold by the selling stockholders (the "Selling Stockholders") identified in the "Principal and Selling Stockholders" section of the Prospectus, including 225,000 shares of Common Stock that may be offered and sold by the Selling Stockholders upon exercise of an underwriters' over-allotment option described in the Prospectus.

      In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Prospectus, and such corporate records, agreements, documents, and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

      In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy, and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, telecopied, photostatic, or reproduced copies, and the authenticity, accuracy, and completeness of the originals of such latter documents.

      Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that: (i) the Company Shares have been duly authorized, and when issued and sold in accordance with the terms described in the Registration Statement, will be validly issued, fully paid, and non-assessable, and (ii) the Selling Stockholder Shares have been duly authorized and validly issued and are fully paid and non-assessable.

      The opinions expressed herein are limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.
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Board of Directors
Marten Transport, Ltd.
August 4, 2003
Page 2


      We hereby consent to the use of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                           Very truly yours,

                                           /s/  Scudder Law Firm, P.C., L.L.O.

                                           Scudder Law Firm, P.C., L.L.O.